                                                                    EXHIBIT 12.1
                    MIDAMERICAN ENERGY COMPANY (consolidated)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                     Twelve Months Ended                 Twelve Months Ended
                                                      September 30, 1996                  December 31,1995
                                               --------------------------------    -------------------------------
                                                              Supplemental (a)                   Supplemental (a)
                                                           ---------------------               -------------------
                                                                          As                                 As
                                                          Adjustment   Adjusted              Adjustment   Adjusted
                                                          ----------   --------              ----------   --------
Income from continuing operations .........    $148,285                $148,285    $127,764               $127,764
                                               --------                --------    --------               --------
Pre-tax (gain) loss of less than
50% owned persons .........................        (304)                   (304)      16,482                 16,482
                                               --------                --------    --------               --------

Add (Deduct):
Total income taxes ........................      91,180                  91,180      66,803                 66,803
Interest on long-term debt ................     103,684       3,837     107,521     105,550      4,595     110,145
Other interest charges ....................      10,850        --        10,850       9,449       --         9,449
Interest on leases ........................         394        --           394       1,088       --         1,088
                                               --------      ------    --------    --------      -----    --------
                                                206,108       3,837     209,945     182,890      4,595     187,485
                                               --------      ------    --------    --------      -----    --------
Earnings available for fixed charges ......     354,089       3,837     357,926     327,136      4,595     331,731
                                               --------      ------    --------    --------      -----    --------

Fixed Charges:
Interest on long-term debt ................     103,684       3,837     107,521     105,550      4,595    110,145
Other interest charges ....................      10,850        --        10,850       9,449       --        9,449
Interest on leases ........................         394        --           394       1,088       --        1,088
                                               --------      ------    --------     -------      -----   --------
Total fixed charges .......................     114,928       3,837     118,765     116,087      4,595    120,682
                                               --------      ------    --------     -------      -----   --------

Ratio of earnings to fixed charges ........       3.081        --         3.014       2.818       --        2.749
                                               ========      ======    ========    ========      =====   ========

Preferred stock dividend requirements .....    $  8,567                $  8,567    $  8,059              $  8,059
Ratio of net income before income taxes
to net income .............................      1.6149        --        1.6149      1.5229       --       1.5229
                                               --------      ------    --------    --------      -----   --------
Preferred stock dividend requirements
before income tax .........................      13,835        --        13,835      12,273       --       12,273
                                               --------      ------    --------    --------      -----   --------
Fixed charges plus preferred stock
dividend requirements .....................     128,763       3,837     132,600     128,360      4,595    132,955
                                               --------      ------    --------    --------      -----   --------
Ratio of earnings to fixed charges plus
preferred stock dividend requirements
(pre-income tax basis) ....................       2.750        --         2.699       2.549       --        2.495
                                               ========      ======    ========    ========      =====   ========

Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                    EXHIBIT 12.1
                    MIDAMERICAN ENERGY COMPANY (consolidated)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                      Twelve Months Ended              Twelve Months Ended
                                                       December 31, 1994                December 31, 1993
                                               ---------------------------------  -------------------------------
                                                             Supplemental (a)                 Supplemental (a)
                                                          ----------------------            ---------------------
                                                                          As                                As
                                                          Adjustment   Adjusted              Adjustment  Adjusted
                                                          ----------   --------              ----------  --------
Income from continuing operations .........    $133,649                $133,649    $142,692              $142,692
                                               --------                --------    --------              --------
Pre-tax (gain) loss of less than
50% owned persons .........................        (270)                   (270)       (597)                (597)
                                               --------                --------    --------              -------
Add (Deduct):
Total income taxes ........................      60,457                  60,457      67,485                67,485
Interest on long-term debt ................     101,267       5,428     106,695     107,044      5,678    112,722
Other interest charges ....................       6,446        --         6,446       5,066       --        5,066
Interest on leases ........................       1,211        --         1,211       1,876       --        1,876
                                               --------       -----    --------    --------      -----   --------
                                                169,381       5,428     174,809     181,471      5,678    187,149
                                               --------       -----    --------    --------      -----   --------
Earnings available for fixed charges ......     302,760       5,428     308,188     323,566      5,678    329,244
                                               --------       -----    --------    --------      -----   --------
Fixed Charges:
Interest on long-term debt ................     101,267       5,428     106,695     107,044      5,678    112,722
Other interest charges ....................       6,446        --         6,446       5,066       --        5,066
Interest on leases ........................       1,211        --         1,211       1,876       --        1,876
                                               --------       -----    --------    --------      -----   --------
Total fixed charges .......................     108,924       5,428     114,352     113,986      5,678    119,664
                                               --------       -----    --------    --------      -----   --------
Ratio of earnings to fixed charges ........       2.780        --         2.695       2.839       --        2.751
                                               ========       ======    ========    ========    =======   ========

Preferred stock dividend requirements .....    $ 10,551                 $10,551    $  8,367              $  8,367
Ratio of net income before income taxes
to net income .............................      1.4524        --        1.4524      1.4729       --       1.4729
                                               --------    --------    --------    --------    -------   --------
Preferred stock dividend requirements
before income tax .........................      15,324        --        15,324      12,324       --       12,324
                                               --------    --------    --------    --------    -------   --------
Fixed charges plus preferred stock
dividend requirements .....................     124,248       5,428     129,676     126,310      5,678    131,988
                                               --------    --------    --------    --------    -------   --------
Ratio of earnings to fixed charges plus
preferred stock dividend requirements
(pre-income tax basis) ....................       2.437        --         2.377       2.562       --        2.494
                                               ========    ========    ========    ========    =======   ========

Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                    EXHIBIT 12.1
                    MIDAMERICAN ENERGY COMPANY (consolidated)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                     Twelve Months Ended                Twelve Months Ended
                                                      December 31, 1992                  December 31, 1991
                                              ----------------------------------  --------------------------------
                                                             Supplemental (a)                  Supplemental (a)
                                                          ----------------------            ----------------------
                                                                          As                                As
                                                          Adjustment   Adjusted              Adjustment   Adjusted
                                                          ----------   --------              ----------   --------
Income from continuing operations .........    $ 83,780                $ 83,780    $126,671               $126,671
                                               --------                --------    --------               --------
Pre-tax (gain) loss of less than
50% owned persons .........................      (1,297)                 (1,297)       (240)                  (240)
                                               --------                --------    --------               --------
Add (Deduct):
Total income taxes ........................      24,566                  24,566      58,637                 58,637
Interest on long-term debt ................     114,732       7,391     122,123     106,562      6,600     113,162
Other interest charges ....................       5,899        --         5,899      16,380       --        16,380
Interest on leases ........................       2,386        --         2,386       3,795       --         3,795
                                               --------       -----    --------    --------      -----    --------
                                                147,583       7,391     154,974     185,374      6,600     191,974
                                               --------       -----    --------    --------      -----    --------
Earnings available for fixed charges ......     230,066       7,391     237,457     311,805      6,600     318,405
                                               --------       -----    --------    --------      -----    --------
Fixed Charges:
Interest on long-term debt ................     114,732       7,391     122,123     106,562      6,600     113,162
Other interest charges ....................       5,899        --         5,899      16,380       --        16,380
Interest on leases ........................       2,386        --         2,386       3,795       --         3,795
                                               --------       -----    --------    --------      -----    --------
Total fixed charges .......................     123,017       7,391     130,408     126,737      6,600     133,337
                                               --------       -----    --------    --------      -----    --------
Ratio of earnings to fixed charges ........       1.870        --         1.821       2.460       --         2.388
                                               ========       =====    ========    ========      =====    ========

Preferred stock dividend requirements .....    $  8,735                $  8,735    $  9,708               $  9,708
Ratio of net income before income taxes
to net income .............................      1.2932        --        1.2932      1.4629       --        1.4629
                                               --------       -----    --------    --------      -----    --------
Preferred stock dividend requirements
before income tax .........................      11,296        --        11,296      14,202       --        14,202
                                               --------       -----    --------    --------      -----    --------
Fixed charges plus preferred stock
dividend requirements .....................     134,313       7,391     141,704     140,939      6,600     147,539
                                               --------       -----    --------    --------      -----    --------
Ratio of earnings to fixed charges plus
preferred stock dividend requirements
(pre-income tax basis) ....................       1.713        --         1.676       2.212       --         2.158
                                               ========       =====    ========    ========      =====    ========

Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.
                                      -3-